Kevin Guest Returns to USANA Health Sciences as CEO

SALT LAKE CITY, January 8, 2026 (BUSINESS WIRE)—USANA Health Sciences, Inc. (NYSE: USNA) announced today a leadership transition as part of the Company’s ongoing commitment to accelerating growth and enhancing shareholder value. Kevin Guest is returning to lead the Company as Chief Executive Officer, effective immediately. Mr. Guest, who has spent more than three decades at the Company, including eight years as CEO and the last three years as Executive Chairman, has agreed to again serve as USANA’s CEO and will continue serving as Chairman. Mr. Guest succeeds Jim Brown, who has stepped down from his position of CEO and President.

“We thank Jim for his contributions and his leadership over the past 19 years and in his role as CEO over the past 3 years,” said Gilbert Fuller, lead independent director of the Board. “As USANA enters its next phase, the Board believes this transition will position the Company to accelerate strategic priorities that meaningfully contribute to long-term growth opportunities.”

“Kevin has the full support of the Board and the Company’s senior leadership team. He also has good relationships with the Company’s sales force and brings a combination of deep sales, organizational and strategic experience,” continued Mr. Fuller.

“I am truly energized to return to the Company and lead this exceptional organization once again,” Mr. Guest said. “I know firsthand the strength of our sales force and management team, the resilience of our culture, the differentiation of our science-based products, and the meaningful opportunities ahead. I’m grateful to the Board for their confidence, and I look forward to working closely with our team to drive the next chapter of sustainable growth.”

During his eight years as CEO, from 2015 to 2023, Mr. Guest guided USANA through a period of meaningful global expansion, strengthened operational performance, and elevated the Company’s position as a leader in health and wellness. Under his leadership, USANA achieved record results, deepened its presence across key international markets, and reinforced a culture of excellence that continues to define the organization today. His ability to build high‑performing teams, navigate complex industry dynamics, and maintain a clear strategic vision earned the confidence of the Board and the broader USANA community.

Safe Harbor
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These forward-looking statements are based on current plans, expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “expect,” “enhance,” “drive,” “anticipate,” “intend,” “improve,” “promote,” “should,” “believe,” “continue,” “plan,” “goal,” “opportunity,” “estimate,” “predict,” “may,” “will,” “could,” and “would,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding Hiya’s growth in 2025 and continued growth in the future; statements about the Company’s long-term growth; and the statements under the sub-heading “Fiscal Year 2025 Outlook.” Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control, including: risks relating to global economic conditions generally, including continued inflationary pressure around the world and negative impact on our operating costs, consumer demand and consumer behavior in general; reliance upon our network of independent Brand Partners; risk that our Brand Partner compensation plan, or changes that we make to the compensation plan, will not produce desired results, benefit our business or, in some cases, could harm our business; risk associated with our launch of new products or reformulated existing products; risks related to governmental regulation of our products, manufacturing and direct selling business model in the United States, China and other key markets; potential negative effects of deteriorating foreign and/or trade relations between or among the United States, China and other key markets, including potential adverse impact from tariffs, trade policies or other international disputes by and among the United States, China, or other markets that are important to the Company; potential negative effects from geopolitical relations and conflicts around the world, including the Russia-Ukraine conflict and the conflict in Israel; compliance with data privacy and security laws and regulations in our markets around the world; potential negative effects of material breaches of our information technology systems to the extent we experience a material breach; material failures of our information technology systems; adverse publicity risks globally; risks associated with early stage operations in India and future international expansion and operations; uncertainty relating to the fluctuation in U.S. and other international currencies; the potential for a resurgence of COVID-19, or another pandemic, in any of our markets in the future and any related impact on consumer health, domestic and world economies, including any negative impact on discretionary spending, consumer demand, and consumer behavior in general; risk that the Hiya acquisition disrupts each company’s current plans and operations; the diversion of the attention of the management teams of USANA and Hiya from ongoing business operations; the ability of to retain key personnel of Hiya; the ability to realize the benefits of the acquisition, including efficiencies and cost synergies; the ability to successfully integrate Hiya’s business with USANA’s business, at all or in a timely manner; and the amount of the costs, fees, expenses and charges related to the acquisition. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this press release set forth our beliefs as of the date hereof. We do not undertake any obligation to update any forward-looking statement after the date hereof or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

About USANA
USANA develops and manufactures high-quality nutritional supplements, functional foods and personal care products that are sold directly to Brand Partners and Preferred Customers throughout the United States, Canada, Australia, New Zealand, Hong Kong, China, Japan, Taiwan, South Korea, Singapore, Mexico, Malaysia, the Philippines, the Netherlands, the United Kingdom, Thailand, France, Belgium, Colombia, Indonesia, Germany, Spain, Romania, Italy, and India. More information on USANA can be found at www.usana.com. USANA also owns a

78.8% controlling ownership stake in Hiya Health Products, a children's health and wellness company with a variety of clean-label products. More information on Hiya can be found at www.hiyahealth.com.

Investor contact: Andrew Masuda
Investor Relations
(801) 954-7201
investor.relations@usanainc.com

Media contact: Sarah Searle
(801) 954-7626
media@usanainc.com